UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2023

Entegris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, Entegris, Inc., a Delaware corporation (the “Company”), announced the appointment of Linda LaGorga as the Company’s Senior Vice President, Chief Financial Officer, effective as of May 15, 2023 (the “Effective Date”).  Ms. LaGorga will succeed Greg Graves, who, earlier this year, announced his plans to retire.  On the Effective Date, Mr. Graves will resign his position as Executive Vice President, Chief Financial Officer of the Company and will perform transition responsibilities until he retires from employment on July 7, 2023 (the “Retirement Date”).

Appointment of Linda LaGorga as Chief Financial Officer

Ms. LaGorga, age 54, will join the Company from Honeywell International Inc. (“Honeywell”), where she most recently served as vice president and CFO of Honeywell’s UOP business unit, which provides process technology, catalysts, adsorbents, and equipment to the refining, gas processing, and petrochemical industries. Previously, she served as vice president and CFO of the Honeywell aerospace mechanical systems & components business. From 2018 to 2021, she led Honeywell’s corporate FP&A organization.  Prior to joining Honeywell, Ms. LaGorga served as the global treasurer and head of business development for Bausch Health Companies Inc. Earlier in her career, she held various positions of increasing responsibilities at Goldman Sachs, most recently serving as a managing director in the investment banking division. Ms. LaGorga began her career in the U.S. Navy and achieved the rank of lieutenant.  She holds a Bachelor of Science degree in materials science and engineering from the University of Pennsylvania and an MBA from Harvard Business School.

On April 8, 2023, the Company and Ms. LaGorga entered into an offer letter agreement (the “Offer Letter”).  The Offer Letter provides that Ms. LaGorga will receive a base salary of $550,000 per year and will be eligible to receive an annual target bonus under the Entegris Incentive Plan, which is the Company’s short-term incentive compensation plan, equal to 70% of her annual base salary, which such target bonus will be prorated for 2023. The Offer Letter further provides that Ms. LaGorga is also eligible to receive a sign-on bonus of up to $135,000 payable for reimbursement of certain expenses and is eligible to participate in the Company’s relocation program, in each case, subject to repayment in the event that Ms. LaGorga resigns from the Company within a year following the Effective Date.

The Offer Letter further provides that, in connection with her appointment as Senior Vice President, Chief Financial Officer of the Company, Ms. LaGorga will be awarded a long-term incentive equity grant with a target grant date value of $3,000,000 (the “Initial Equity Award”). The Initial Equity Award will be awarded as to 40% in the form of time-based restricted share units, 30% in the form of stock options, and 30% in the form of performance share units, in each case, on substantially the same vesting schedule, terms and conditions applicable to awards granted to the other executive officers of the Company.  Commencing with the Company’s annual long-term incentive equity cycle in February 2024, Ms. LaGorga will be eligible to receive an annual equity award with a target grant date value of approximately $2,000,000.

The Offer Letter further provides that Ms. LaGorga and the Company will enter into the Company’s Executive Change in Control Termination Agreement, the form of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016.  The Offer Letter also provides that in the event that the Company terminates Ms. LaGorga’s employment without cause and other than in connection with a change in control then, subject to the execution of a release of claims in favor of the Company, Ms. LaGorga will be eligible to receive a cash severance benefit equal to her then-current base salary and twelve months of subsidized medical coverage.

There has been no arrangement or understanding between Ms. LaGorga and any other person pursuant to which Ms. LaGorga was selected to her position at the Company.  Additionally, Ms. LaGorga is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of our press release announcing the appointment of Ms. LaGorga as the Company’s Senior Vice President, Chief Financial Officer is attached as Exhibit 99.1 and incorporated herein by reference.

The above description is a summary of the Offer Letter and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the next Quarterly Report on Form 10-Q of the Company and is incorporated herein by reference.

Transition Services Agreement with Greg Graves

On April 11, 2023, the Company and Mr. Graves entered into a transition services agreement (the “TSA”).  The TSA provides that, effective as of the Effective Date, Mr. Graves will continue in the employment of the Company as a Special Advisor to the Chief Executive Officer of the Company.  During the period between the Effective Date and the Retirement Date, Mr. Graves will perform services related to transition matters and the onboarding of Ms. LaGorga and will also support certain financial and integration projects of the Company.  Subject to the execution of a release of claims in favor of the Company, following the Retirement Date, Mr. Graves will be eligible to receive a prorated annual bonus for 2023 based on the actual level of performance at the end of the performance period and will also be eligible to continue to participate in the Company’s health plans for two years at his own cost.

The above description is a summary of the TSA and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the TSA, which will be filed as an exhibit to the next Quarterly Report on Form 10-Q of the Company and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release, dated April 11, 2023, entitled “Entegris Appoints Linda LaGorga as Chief Financial Officer”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: April 11, 2023

	By:	/s/ Joseph Colella
	Name:	Joseph Colella
	Title:	Senior Vice President, General Counsel, and Secretary